EXHIBIT 32.2

CERTIFICATION
PURSUANT TO SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Media Sciences International, Inc. (the “Company”) on Form 10-QSB/A for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, Denise Hawkins, as Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Denise Hawkins
Denise Hawkins
Vice President and Controller
(Principal Financial Officer)
Date: August 15, 2005

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.